Exhibit   U
AMENDMENT NO. 4 TO LOAN AGREEMENT
     THIS AMENDMENT NO. 4 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of November 15, 2006, with respect to that certain Loan Agreement dated as of November 17, 2004 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among G&K RECEIVABLES CORP., a Minnesota corporation, as “Borrower”, G&K SERVICES, INC., a Minnesota corporation, in its capacity as the initial “Servicer”, THREE PILLARS FUNDING LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Lender”), and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the “Administrator”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Loan Agreement.
BACKGROUND
The parties wish to amend the Loan Agreement on the terms and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
     1. Amendment. The definition of “Liquidity Termination Date” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
     “Liquidity Termination Date” means the earlier to occur of (a) November 14, 2007, as such date may be extended from time to time by the Liquidity Banks in accordance with the Liquidity Agreement, and (b) the occurrence of an Event of Bankruptcy with respect to Lender.
     2. Representations. In order to induce the Administrator and the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Administrator and the Lender that no Significant Event or Unmatured Significant Event exists and is continuing as of the date hereof.
     3. Effectiveness. This Amendment shall become effective and shall inure to the benefit of the Borrower, the Servicer, the Lender, the Administrator and their respective successors and assigns when the Administrator shall have received (a) one or more counterparts hereof duly executed and delivered by each of the parties hereto, and (b) payment of the Extension Fee (under and as defined in the Fee Letter).
     4. Ratification. Except as expressly amended above, the Loan Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.
     5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

G&K RECEIVABLES CORP., as Borrower

By:	/s/ Glenn L. Stolt
Name:	Glenn L. Stolt
Title:	Vice President & Treasurer

G&K SERVICES, INC., as initial Servicer

By:	/s/ Glenn L. Stolt
Name:	Glenn L. Stolt
Title:	Vice President & Treasurer

THREE PILLARS FUNDING LLC, as Lender

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST CAPITAL MARKETS, INC., as Administrator

By:	/s/ Michael G. Maza
Name:	Michael G. Maza
Title:	Managing Director